Exhibit 99.1

ICAGEN, INC.

2004 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of                  (the “Date of Grant”), is delivered by Icagen, Inc., a Delaware corporation (“Icagen”), to                  (the “Grantee”).

RECITALS

The Icagen, Inc. 2004 Stock Incentive Plan (the “Plan”) provides for the grant of stock-based awards with respect to shares of common stock, par value $0.001 per share, of Icagen (the “Common Stock”), in accordance with the terms and conditions of the Plan. The Compensation Committee of the Board of Directors of Icagen (the “Committee”) has determined to make a stock-based award in the form of a grant of stock units, subject to the terms and conditions set forth in this Agreement and the Plan. The Grantee may obtain a copy of the Plan by contacting the Human Resources Manager at Icagen.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth in this Agreement and the Plan and as of the Date of Grant, Icagen hereby grants to the Grantee                      stock units (the “Restricted Stock Units”) under the Plan. The Grantee accepts the Restricted Stock Units and agrees to be bound by the terms and conditions of this Agreement and the Plan with respect to the Restricted Stock Units.

2. Restricted Unit Account. The Restricted Stock Units represent the right to receive shares of Common Stock, subject to the vesting and other terms and conditions of this Agreement, and are not actual shares of stock. Icagen shall establish and maintain a Restricted Stock Unit account, as a bookkeeping account on its records, for the Grantee and shall record in such account the number of Restricted Stock Units granted to the Grantee. No shares of stock shall be issued to the Grantee at the time the grant is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of Icagen with respect to any Restricted Stock Units recorded in the account. The Grantee shall not have the right to receive any dividends or other distributions with respect to Restricted Stock Units recorded in the Grantee’s account; provided, however, that the Committee may appropriately adjust the number and kind of Restricted Stock Units in the event of a stock split, stock dividend or other change in capitalization of Icagen, as provided in the Plan. The Grantee shall not have any interest in any fund or specific assets of Icagen by reason of this award or the Restricted Unit account established for the Grantee.

3. Vesting of Restricted Stock Units.

The Restricted Stock Units shall vest, and shall be subject to forfeiture according to the following schedule, subject to the Grantee’s continuous employment by, or engagement to provide service to, Icagen from the Date of Grant until the applicable vesting date:

Vesting Date	Restricted Stock Units
25.0%
25.0%
25.0%
25.0%
(the “Final Vesting Date”)

The vesting of the Restricted Stock Units shall be cumulative, but shall not exceed 100% of the Restricted Stock Units. If the foregoing schedule would produce fractional Units, the number of vested Restricted Stock Units shall be rounded down to the nearest whole Unit, with all Restricted Stock Units vesting as of the Final Vesting Date if the Grantee is then employed by, or providing service to, Icagen.

4. Issuance of Common Stock.

(a) When the Restricted Stock Units vest as described above, such Restricted Stock Units shall no longer be subject to forfeiture. Subject to the terms of this Agreement, Icagen shall issue or cause to be issued to the Grantee one share of Common Stock for each whole vested Restricted Unit on, or as soon as practicable after, each vesting date set forth above (but in any event by the thirtieth (30th) day following each such vesting date), subject to the satisfaction of the Grantee’s tax withholding obligations as described below. No fractional shares shall be issued under this Agreement and any fractional Units shall be handled as provided in Paragraph 3 hereof.

(b) All obligations of Icagen and rights of Grantee under this Agreement shall be subject to the rights of Icagen as set forth in the Plan to withhold amounts required to be withheld for applicable taxes. The Grantee may elect with a 30 day advance notice to Icagen to satisfy any tax withholding obligation of Icagen with respect to the Restricted Stock Units by either by a cash payment to Icagen or having shares of Common Stock withheld by Icagen up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities (“Applicable Withholding Taxes”), subject to the terms of Section 9(e) of the Plan. If no election has been made, Icagen will withhold shares to satisfy withholding obligations, and Grantee hereby authorizes Icagen to distribute the shares of Common Stock with respect to the Restricted Stock Units net of the number of whole shares of Common Stock the aggregate market value of which is equal to the minimum Applicable Withholding Taxes. The Grantee further agrees that any additional amounts required for payment of the Applicable Withholding Taxes may be withheld by Icagen from any other payments due to Grantee, including through the Grantee’s paycheck.

(c) The obligation of Icagen to deliver shares hereunder shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Common Stock to the Grantee pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(d) The Grantee agrees to be bound by Icagen’s policies regarding transfer of shares of Common Stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothocating or encumbering shares.

5. Termination of Restricted Stock Units. If the Grantee ceases to be employed by, or provide service to, Icagen for any reason before the vesting of any of the Restricted Stock Units, any Restricted Stock Units for which vesting has not occurred according to the vesting schedule above shall automatically terminate and shall be forfeited as of the date of the Grantee’s termination of employment or service. No payment or issuance of Common Stock shall be made with respect to any Restricted Stock Units that terminate as described in this Paragraph 5.

6. Change of Control. The provisions of the Plan applicable to a Change of Control Event (as defined in the Plan) as set forth in Section 8(c)(4)(b) of the Plan shall apply to the Restricted Stock Units, and, in the event of a Change of Control Event, the Committee may take such actions as it deems appropriate pursuant to the Plan. In the event of a Reorganization Event (as defined in the Plan) that is not a Change of Control Event, the provisions set forth in Section 8(c)(3)(a) of the Plan shall apply to the Restricted Stock Units and this grant.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Restricted Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares issued under the Plan, (iii) changes in capitalization of Icagen, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Restricted Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Restricted Stock Units shall not confer upon the Grantee any right to be retained by or in the employ or service of Icagen and shall not interfere in any way with the right of Icagen to terminate the Grantee’s employment or service at any time. The right of Icagen to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. No Stockholder Rights. Neither the Grantee, nor any person entitled to receive payment in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Common Stock, until certificates for shares have been issued upon payment of Restricted Stock Units.

10. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, Icagen, may terminate the Restricted Stock Units by notice to the Grantee, and the Restricted Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of Icagen hereunder shall extend to any successors or assigns of Icagen, and to Icagen’s parents, subsidiaries, and affiliates, as applicable. This Agreement may be assigned by Icagen without the Grantee’s consent.

11. Agreement in Connection with Public Offering. The Grantee agrees, in connection with an underwritten public offering of Icagen’s securities pursuant to a registration statement under the Securities Act of 1933, as amended, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Grantee (other than those shares included in the offering) without the prior written consent of Icagen or the underwriters managing such underwritten public offering of Icagen’s securities for such number of days (not to exceed 180 days) from the effective date of such registration statement as the managing underwriters or Icagen may require, and (ii) to execute any agreement reflecting clause (i) above as may be requested by Icagen or the managing underwriters at the time of such offering.

12. Unfunded Arrangement. The Grantee’s rights to receive payments under this Agreement shall be no greater than the right of an unsecured general creditor of Icagen. All payments shall be made from the general assets of Icagen, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment.

13. Tax Consequences. The Grantee acknowledges that the Grantee may be subject to adverse tax consequences as a result of the issuance, vesting and/or distribution of the Restricted Stock Units and/or the Common Stock and understands that the Grantee should consult a tax advisor as to the tax consequences of the Restricted Stock Units and subsequent distribution of Common Stock. To the extent that this Agreement, the issuance and vesting of the Restricted Stock Units and/or distribution of Common Stock as set forth in this Agreement is subject to Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), the Grantee agrees to cooperate and work together with Icagen to timely amend this Grant to comply with Section 409A of the Code as necessary.

14. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

15. Notice. Any notice to Icagen provided for in this Agreement shall be addressed to Icagen, Inc. in care of the Human Resources Manager, at the corporate headquarters of Icagen, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of Icagen, or to such other address as the Grantee may designate to Icagen, in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, Icagen has caused its duly authorized officer to execute this Restricted Stock Unit Agreement, and the Grantee has placed his signature hereon, effective as of the Date of Grant.

ICAGEN, INC.

By:
Name:	P. Kay Wagoner
Title:	CEO

ACCEPTANCE:

I hereby accept the award of Restricted Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all of the decisions and determinations of the Committee with respect to the Restricted Stock Units shall be final and binding.

Grantee

Date

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